THIS LOAN AGREEMENT made as of the 28th day of January, 2003.

B E T W E E N :

               WORLD HEART CORPORATION
               (hereinafter called the "Borrower")

                                                               OF THE FIRST PART

               and

               ARGOSY BRIDGE FUND L.P.I.
               (hereinafter called "Argosy") and
               SHERFAM INC. (hereinafter called "Sherfam" and together with Argosy, the "Lenders")

                                                              OF THE SECOND PART

               and

               WORLD HEART INC.
               (hereinafter called the "Guarantor")

                                                               OF THE THIRD PART

     WHEREAS the Lenders have agreed to loan to the Borrower the principal sum of SEVEN MILLION DOLLARS ($7,000,000) (the "Principal Sum") on the terms and conditions set forth in this Agreement;

     NOW THEREFORE WITNESSETH that in consideration of the mutual covenants set forth in this Agreement the parties hereto covenant and agree as follows:

1. Interpretation: Capitalized terms used herein shall have the meanings ascribed to them herein and the following terms shall have the following meanings:

"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for the transaction of normal business in the City of Toronto, Ontario.

"Non Cash Accounting Entries" means:

     (a)  adjustments to goodwill;

     (b)  reserves against provincial tax credits receivable; and

     (c)  the implicit value of the Warrants.

"Operating Loss" occurs when net income from operations, before foreign exchange expense, interest expense, depreciation expense and amortization expense is less than zero.

"Permitted Encumbrances" means the encumbrances described on Schedule "A".

"Potential Prior-Ranking Claims" means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which ranks, or is capable of ranking, in priority to the Lenders' security or otherwise in priority to any claim by the Lenders for repayment of any amounts owing under this Agreement;

"Replacement Financing" means one or more financings in favour of the Borrower whether by way of new debt or equity in an aggregate amount at least equal to $7,000,000 but not including the Required Funding.

"Required Funding" means financings in an aggregate amount at least equal to $6,000,000 consisting of:

     (d) a common share equity funding in an amount at least equal to $3,000,000; and

     (e)  a subordinated loan in amount at least equal to $3,000,000.

"Shareholders' Equity" means the sum of the value of the preferred shares of the Borrower and the common shares of the Borrower.

2. Establishment of Credit: Subject to the terms and conditions of this Agreement, the Lenders hereby establish in favour of the Borrower a term loan in an aggregate principal amount of $7,000,000, comprised of $5,000,000 from Argosy and $2,000,000 from Sherfam (the "Loan"), for the purposes of (i) financing the working capital requirements of the Borrower and its subsidiaries, as approved by the Lender and (ii) repayment of the existing term loan with The Rose Corporation and the obligations arising therefrom. The first and only advance under the Loan shall occur on such date (the "Funding Date") which shall be no later than January 31, 2003 or such other date as agreed to by the Lender, failing which all obligations on the part of the Lender hereunder shall, at the Lender's option, become null and void. The Borrower may avail itself of the Loan by way of one advance.

3.   (a)  Term: The Loan shall be repaid in full upon the earlier of:

          (i)  July 31, 2003 ("Maturity Date");

          (ii) the completion of the Replacement Financing; and

         (iii) the occurrence of an Event of Default which is continuing.

     (b) Prepayment: Notwithstanding the provisions of Subsection 3(a) above, the Borrower shall have the right to prepay the Loan in full or any part thereof together with all other amounts owing hereunder at any time. Any part or all of the Loan shall be available for prepayment on two (2) Business Days' prior written notice to the Lenders; provided that in the event the Loan is repaid prior to the six month anniversary date of the Funding Date the Borrower shall pay the Lenders a prepayment fee equal to the amount of interest that would have accrued on the Loan during the period commencing on the date of such prepayment and ending on the six month anniversary of the Funding Date.

4. (a) Interest: The Borrower shall pay interest to the Lenders collectively on the amount outstanding under the Loan from time to time, both before and after any or all of maturity, judgment and default, at the rate of eighteen per cent (18%) per annum (the "Interest Rate") calculated and compounded monthly (on the basis of the actual number of days elapsed over a year of 365 or 366, as the case may be), and paid monthly in arrears on the first day of each and every month.

     (b) Application of Funds: The Lender shall apply any funds received hereunder from time to time, in the following order of priority (i) towards current interest owing, (ii) towards accrued interest owing, if any, (iii) toward fees owing, and (iv) towards principal, in each case owing under the Loan until repaid in full.

5. Place and Time of Payment: All payments of the Loan, interest and fees shall be paid to each of the Lenders in respect of each Lender's respective contribution to the Loan at the addresses of the Lenders set out in Section 27(b) or such other place as the Lenders may from time to time direct. Any payments made on account of the Loan must be delivered to, and received by, the Lenders by no later than one (1) p.m. Toronto time for same day credit.

6. Administration Fee: The Borrower acknowledges and agrees that the Lenders have fully earned a fee, representing compensation to the Lenders for their efforts and expenditures of time by its officers, agents and employees in the review and study of the documentation pertaining to this transaction, review of financial statements, physical inspections and reviews, and for committing the Loan, in the sum of TWO HUNDRED AND EIGHTY THOUSAND DOLLARS ($280,000) (the "Commitment Fee"), $200,000 of the Commitment Fee shall be apportioned to Argosy (of which $100,000 has already been paid by the Borrower to Argosy as of the date hereof) and the remaining $80,000 of the Commitment Fee shall be apportioned to Sherfam. The unpaid balance of the Commitment Fee shall be paid on the Funding Date by way of a payment to Argosy of $100,000 and a payment to Sherfam of $80,000.

7. Advance: The Lenders shall not be required to make an advance under the Loan unless the following conditions have been satisfied by the Borrower at or prior to the time of such advance under the Loan:

     (a)  no Event of Default or  circumstance  or event which with the lapse of
          time  or  notice  or  both  would   constitute  an  Event  of  Default
          ("Default"), shall have occurred and be continuing;

     (b) the Borrower shall have delivered a request for funds not less than five (5) Business Days prior to the date of the requested advance, which request shall provide that interest as provided for herein shall be payable on the amount of the advance requested, notwithstanding that funds may not be advanced on the date requested, unless the failure to advance is attributable to the Lenders;

     (c) the Borrower shall have, as security for the payment and performance of the obligations and liabilities of the Borrower contained in this Agreement, executed and delivered in form and content satisfactory to the Lenders and its counsel each of the following:

          (i) a general security agreement from the Borrower charging all of its right, title and interest in all of its property, assets and undertaking subject only to Permitted Encumbrances;

          (ii) an assignment of insurance coverages for the assets of the Borrower satisfactory to the Lenders with the Lenders noted as additional insured and as loss payee;

         (iii) an assignment of all pending and registered, present and future, patents, trademarks and license agreements of the Borrower subject to Permitted Encumbrances (the "Borrower IP Security");

          (iv) a guarantee ("Guarantee") of the obligations arising hereunder from the Guarantor;

          (v) a general security agreement from the Guarantor charging all of its right, title and interest in all of its property, assets and undertaking subject only to prior Permitted Encumbrances;

          (vi) assignment of insurance coverages for the assets of the Guarantor satisfactory to the Lenders with the Lenders noted as additional insured and as loss payee;

          (vii)an assignment of all pending and registered, present and future, patents, trademarks and license agreements of the Guarantor subject to Permitted Encumbrances (the "Guarantor IP Security");

               (collectively, the "Security");

     (d) the Security or a notice, caveat or financing statement shall have been registered or filed in all places necessary or advisable in connection therewith to preserve, perfect and protect the security interests created thereby and all other additional documents and opinions incidental thereto shall have been provided to the Lenders and all action required by the Borrower, the Guarantor or any other individual, partnership, corporation, trust or unincorporated organization, including a government agency or political subdivision thereof (collectively "person") to fully perfect and maintain the Security as a charge and assignment of and upon the properties secured thereby shall have been successfully completed; provided that the Borrower IP Security and the Guarantor IP Security need not be registered until such time as the Lenders elect in their sole discretion;

     (e) the Lenders shall have received evidence satisfactory to them that the Borrower has not granted any security in competition with any of the Security, save and except for Permitted Encumbrances;

     (f) the Borrower shall have executed and issued in favour of the Lenders 1,680,000 common shares warrants (the "Warrants") of the Borrower, of which 1,200,000 Warrants shall be apportioned to Argosy and 480,000 Warrants shall be apportioned to Sherfam, in form and substance satisfactory to the Lender together with all necessary approvals from the Toronto Stock Exchange approving the issuance and exercise of the Warrants shall have been received. Each Warrant shall be exercisable in accordance with its terms at a price of $1.60 per share up to 5:00 p.m. on fifth anniversary date of this Agreement.

     (g) the Lenders shall have received opinions of counsel for the Borrower and the Guarantor acceptable to the Lenders;

     (h) receipt and approval by the Lenders of evidence that the Borrower has filed all material tax returns and paid or made provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims when due;

     (i) the Lenders shall have received and approved a detailed schedule of fixed assets owned by each of the Borrower and the Guarantor;

     (j) the Lenders shall have received and approved a current accounts receivable listing for each of the Borrower and the Guarantor;

     (k) the Lenders shall have received and approved the most recent available quarterly and monthly financial statements for each of the Borrower and the Guarantor;

     (l) in the opinion of the Lenders, acting reasonably, no material adverse change in the business of the Borrower or any associated, affiliated or related company to the Borrower shall have occurred and there shall not have occurred since September 30, 2002 any occurrence of national or international consequence or any event, action, condition, law, governmental action of any nature whatsoever, which in the reasonable opinion of the Lenders, could materially adversely affect the business operations, assets or affairs of World Heart or any related company or enterprise; and

     (m) the Lenders shall have received evidence satisfactory to it that the Required Funding has been received by the Borrower or will be received concurrently with the advance hereunder.

     The Lenders shall have the sole discretion to waive (in writing) any condition set forth above for the advance of the Loan.

8. Covenants: The Borrower and the Guarantor, as the case may be, covenant and agree with the Lenders that until all amounts advanced under the Loan and all interest, fees and any other amounts owing under this Agreement or the Security have been paid in full:

     (a) not to, without the express written consent of the Lenders, which consent may be unreasonably withheld, further mortgage, charge, or in any manner encumber or grant a security interest in any of the collateral secured by the Security save and except for Permitted Encumbrances, ordinary course equipment leases and purchase money security interests;

     (b) not to incur or create any further funded debt (other than in respect of Permitted Encumbrances) which for greater certainty shall not include accounts payable or debts incurred in the ordinary course of business, or provide any security by way of debenture, charge, pledge, specific security interest, general security agreement, general assignment of its assets or undertaking or otherwise without the prior written consent and approval of the Lenders which the Lenders may arbitrarily withhold;

     (c) to obey or cause to be obeyed the laws, rules, regulations and by-laws whether federal, provincial, state, regional or municipal which in any way relate to their assets or the use thereof;

     (d) to allow the Lenders and their authorized representatives access to the assets of the Borrower and the Guarantor from time to time and also access to the business and financial records of the Borrower and the Guarantor at all reasonable times;

     (e) to maintain full and complete up-to-date accounting records, income statements, appropriate cash management systems, controls and reports acceptable to the Lenders and to provide copies of same to Lenders upon request. In the event the Borrower or the Guarantor fails to provide proper accounting, as provided for herein, the Lenders may hire as an agent of the Borrower or the Guarantor and at the expense of the Borrower, appropriate accountants or bookkeepers as the Lenders deems necessary to prepare such information and each of the Borrower and the Guarantor covenants to cooperate fully with any such parties;

     (f)  to provide to the Lenders:

          (i) within 21 days of each month end, internally prepared monthly financial statements of the Borrower and the Guarantor together with an Officer's Certificate substantially in the form attached hereto as Schedule "C";

          (ii) within 140 days of each fiscal year end of the Borrower and the Guarantor audited consolidated annual financial statements of the Borrower and the Guarantor audited by PricewaterhouseCoopers LLP;

         (iii) a detailed operating budget, monthly reports, profit and loss statement, balance sheet and operating and variance report upon request of the Lender;

     (g) to promptly deliver to the Lenders all material and information presented to the Board of Directors of the Borrower and to permit the Lenders to meet with the management of the Borrower at least once during each fiscal quarter of the Borrower while the Loan is outstanding;

     (h)  to promptly deliver to the Lenders regular progress reports on:

          (i) any and all efforts made by the Borrower and/or the Guarantor to raise further debt and/or equity funds;

          (ii) updates with respect to all Federal Drug Administration approval matters and like approvals in the United States together with copies of any and all materials provided from time to time to members of the Board of Directors of the Borrower and the Guarantor or their respective committees;

          and such other reports as the Lenders may reasonably request from time to time. The Borrower and the Guarantor and their consultants shall cooperate fully in providing the above and any other information requested by the Lenders;

     (i) to ensure that each financial statement provided to the Lenders shall be prepared in accordance with generally accepted accounting principles consistently applied, shall be correct and complete and fairly present the financial position of the person or entity which each purports to reflect and, if such statement is audited, will be accompanied by a report of the auditor, acceptable to the Lenders;

     (j) to promptly pay all reasonable legal fees or other out-of-pocket expenses incurred by the Lenders in connection with the Loan;

     (k) save and except for a conversion of preferred shares held by Edwards, not to effect or allow to be effected a change in the Guarantor's corporate structure without the express prior written consent of the Lenders, which consent may not be unreasonably withheld;

     (l) to pay out and discharge any and all liens, charges and encumbrances affecting the collateral secured by the Security save and except only the Permitted Encumbrances;

     (m) except as provided herein or in the ordinary course of business, not to sell, transfer, convey or encumber in any way the collateral secured by the Security, or any part thereof, without the prior written consent of the Lenders;

     (n) to file all material tax returns which are to be filed by the Borrower and the Guarantor from time to time, to pay or make provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims when due, and to provide adequate reserves for the payment of any tax, the payment of which is being contested; and

     (o)  not to, without prior written consent of the Lenders:

          (i) declare any dividends or distributions payable to shareholders of the Borrower;

          (ii) reduce the Borrower's share capital by any means, including but not limited to redeeming, purchasing or otherwise retiring any of its issued and outstanding shares;

         (iii) directly   or   indirectly   invest  in  or  lend  money  to  its
               shareholders, directors, officers or to any individual, partnership, joint venture, trust, incorporated organization or other person, which for greater certainty shall not include inter-company payments between the Borrower and the Guarantor;

          (iv) directly or indirectly guarantee or otherwise provide for direct, indirect or on a contingent basis, the payment of any monies or the performance of any obligations by any third party; or

          (v) increase the remuneration paid to Mr. Roderick Bryden or Dr. Tofy Mussivand beyond their current levels whether by way of salary, bonus or otherwise.

9. Representations and Warranties: The Borrower and the Guarantor, as the case may be, hereby represent and warrant (to the extent such representation and warranty is applicable to it) to the Lenders that:

     (a) each of this Agreement and the Security has been duly executed and delivered by or on behalf of the Borrower and the Guarantor and each of this Agreement, the Security and the Warrants constitutes a legal, valid and binding obligation of the Borrower and the Guarantor, as the case may be, enforceable in accordance with its terms;

     (b) each of the Borrower and the Guarantor has and will at all time hereafter have title to the collateral secured by the Security, free and clear of any registered restrictions, mortgages, charges, liens and other encumbrances subject to prior encumbrances agreed to in writing by the Lenders;

     (c) all the warranties and representations of the Borrower and the Guarantor and the covenants contained in this Section 9 of this Agreement and in the Security, will be true as at the time they are made and will continue to be true and correct until the Loan is repaid in full, and all covenants and agreements herein contained have been observed and performed;

     (d) none of the Borrower or the Guarantor is in default in any material respect under, nor will the execution, delivery or performance by the Borrower and the Guarantor of the Security, the Warrants and this Agreement conflict with or constitute a default under any agreement, document or instrument to which any of them is a party or by which any of them may be bound or under any valid regulation, order, writ, injunction or decree of any court or governmental authority and no consent or approval of any such authority is required in connection with the valid execution, delivery and performance by the Borrower and the Guarantor of this Agreement, the Security or the Warrants;

     (e) each of the Borrower and the Guarantor is duly qualified to carry on its business and to own its assets, and has all necessary power, authority, licenses and approvals required in connection with its business and undertaking;

     (f) each of the Borrower and the Guarantor is in good standing and is a valid, subsisting corporation under the laws of its incorporating jurisdiction;

     (g) the contents of the documents furnished to the Lenders by or on behalf of the Borrower and the Guarantor to induce it to lend the monies hereby provided for are true and correct and accurately set out all the facts required by the Lenders and contained therein;

     (h) save and except for the existing proceedings involving MicroHelix in Oregon described on Schedule "B" hereto, there is no outstanding judgment or award against the Borrower or the Guarantor, there is no undisclosed material liability and there is no action, suit, proceeding pending or threatened against or affecting the Borrower or the Guarantor, which if determined against the interests of the Borrower or the Guarantor, would result in a material and adverse change in or effect on its financial position or business or ability to repay the obligations and liabilities owing to the Lenders hereunder and under the Loan;

     (i) the Borrower and the Guarantor are in material compliance with all conditions, ordinances, codes, regulations and laws of governmental departments, and all agencies having authority, direction over or any interest in their respective assets;

     (j) the corporate structure provided to the Lenders relating to the parties hereto is true and correct and accurately sets out the facts required by the Lenders contained therein; and

     (k) the registrations made in favour of Edwards Lifesciences LLC ("Edwards") against the Borrower or Guarantor under the Personal Property Security Act (Ontario) including those having reference file numbers 889333938 and 889333947, and similar filings with the
          Secretary of States of California and Delaware relate solely to transfers of certain accounts receivables made by the Borrower to Edwards pursuant to agreements, copies of which have been delivered to the Lenders and are not in respect of any security interests granted by the Borrower in favour of Edwards.

10. Default: Each of the following events shall constitute an event of default ("Event of Default") under this Agreement:

     (a)  (i)  if the Borrower defaults in payment of

               1.   any principal  payment due from time to time under the Loan;
                    or

               2. interest on the principal amount due from time to time under the Loan; or

               3. any fee, or any other sum due under the Loan or the Security; and

          (ii) any such default is not remedied within ten (10) days of its occurrence;

     (b) if any representation or warranty made by the Borrower or the Guarantor and contained in this Agreement or the Security or otherwise in writing in connection herewith or therewith shall be untrue on the date as of which made, on the Funding Date, or any date prior to the date the Loan is repaid;

     (c) if the Borrower or the Guarantor shall fail to perform or observe any covenant, condition or provision to be performed or observed by either of them under the terms of this Agreement, the Security or the Warrants or any other agreement in writing in connection therewith or herewith and such default is not remedied within ten (10) days following receipt of written notice from the Lender;

     (d) if any material order, approval, consent, exemption, permit or authorization having been made or granted to the Borrower or the Guarantor shall be revoked, rescinded, suspended or otherwise limited in effect, the result of which would cause a material adverse effect on the financial position or operations of the Borrower or the Guarantor;

     (e) if Mr. Roderick Bryden or Dr. Tofy Mussivand cease to hold directly or indirectly any of their direct or indirect shareholdings in the Borrower or shall otherwise dispose of or encumber any rights or interest in such shares; provided that the pledges of any such shares made prior to the date hereof shall be permitted to exist but any enforcement of such pledges will result in a default under this
          Section 10(e);

     (f) if the Shareholders' Equity (determined before Non-Cash Accounting Entries) is less than $6,000,000 and such shortfall occurs in each month for any consecutive two month period;

     (g) if revenues (determined before Non-Cash Accounting Entries) of the Borrower on a consolidated basis are less than $600,000 for any given month or, on a rolling three month basis starting in March 2003, is less than $2.5 million for the relevant rolling three month period;

     (h) if the Borrower has an Operating Loss in excess of $2,500,000 for each month during any consecutive two month period;

     (i) if any insurance policies to be provided by the Borrower or the Guarantor pursuant hereto shall be or become cancelled or invalidated or altered in any material respect for any reason before such policy is replaced with another policy which complies with the provisions hereof;

     (j) if an encumbrancer shall commence an action to enforce its security against the collateral secured under the Security or take possession of or appoint a receiver, trustee, conservator or liquidator in respect of the collateral secured under the Security or any substantial part thereof or if a distress, execution, attachment, tax levy or any similar process be levied or enforced against the collateral secured under the Security and remain unsatisfied for thirty (30) days or such shorter period as would permit the collateral secured under the Security or such part thereof to be sold thereunder;

     (k) if the Borrower or the Guarantor suspends or discontinues its business, or if the Borrower or the Guarantor shall become insolvent (however such insolvency may be evidenced) or bankrupt or commit an act of bankruptcy or shall make an assignment for the benefit of or a composition with creditors, or shall be unable or admit in writing its inability to pay its debts as they mature, or if bankruptcy, reorganization, arrangement, insolvency or similar proceedings for relief of financially distressed debtors shall be instituted against the Borrower or the Guarantor, or if the Borrower or the Guarantor shall petition for or there shall be appointed for the Borrower or the Guarantor, or for a substantial part of the assets of the Borrower or the Guarantor, receiver or liquidator, or if the Borrower or the Guarantor shall take any action for the purpose of effecting any of the foregoing;

     (l) if the Borrower or the Guarantor is in default of any indebtedness, which for greater certainty shall not include accounts payable or debts incurred in the ordinary course of business, in excess of the aggregate amount of $500,000 and such default shall continue for more than any period of grace specified with respect to such indebtedness or if there is any other unremedied default under any encumbrance in respect of the assets of the Borrower or the Guarantor, or if there is any unremedied default under any encumbrance of the Borrower or the Guarantor which could result in the encumbrancer accelerating the payment of debt or exercising its remedies under its security;

     (m) if any adverse change occurs in the information supplied or in the financial stability of the Borrower, the Guarantor and/or the collateral given as security for the Loan, or the enforceability of the Lender's Security, or have a material adverse impact upon the value of the Lender's Security at any time, or should there be any action, suits or pending proceedings which in the opinion of the Lender, acting reasonably, may have a material adverse impact on the Borrower or the Guarantor or if any event shall have occurred which in the opinion of the Lender, acting reasonably, materially and adversely effects the financial position or operations of the Borrower or the Guarantor;

     (n) if at any time the shares of the Borrower are subject to a cease trading order for a period of 7 consecutive days on which trading is conducted on the Toronto Stock Exchange other than for a cease trading for technical reasons relating solely to the Toronto Stock Exchange; or

     (o) if the Borrower is in default of any of its other obligations under this Agreement or the Security and such default shall continue unremedied for thirty (30) days.

11. Remedies: If any amount shall become due and payable by the Borrower hereunder or under the Security, whether by demand, default or otherwise, and shall not be paid when due or if any Event of Default shall have occurred and be continuing, then and in each such event any one or more of the following actions may be taken:

     (a) the Lenders may make demand for repayment of the Loan and the Loan shall thereupon become due and payable in full without further demand, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived;

     (b) the Lenders may realize upon any and all security granted to it and may commence such legal actions or proceedings against the Borrower or the Guarantor or against its or their property or assets as may be permitted hereby, by the Security or by any one or more of them; or at law or in equity, all as in its sole discretion the Lenders deems expedient; and the Borrower and the Guarantor acknowledge that the Lenders' remedies are cumulative and not exclusive;

     (c) the security constituted by the Security and each and every part of them shall forthwith be and become enforceable by the Lenders; and

     (d)  the Lenders shall have the right, but shall not be obliged:

          (i) to pay (either out of the monies to be advanced hereunder or otherwise if the full amount to be advanced hereunder has been advanced) any sums of money required to be paid hereunder or under the Security by all or any of the Borrower and the Guarantor and providing that any monies so advanced shall bear interest at the Interest Rate; and

          (ii) to perform any covenant, agreement or obligation of the Borrower or the Guarantor hereunder or under the Security.

12. Set-off: The Lenders is authorized (but not obligated) at any time or from time to time (upon the occurrence of an Event of Default which is continuing and has not been waived) to set off and apply any and all amounts at any time held by or owing by the Lenders to or for the credit of the account of the Borrower against and on account of the obligations and liabilities of the Borrower under this Agreement irrespective of currency and although any of the obligations and liabilities of any of them are matured or contingent.

13. Assignment: None of the Borrower or the Guarantor shall assign any of their rights or obligations under this Agreement or any of the Security without the prior written consent of the Lenders, which consent may be arbitrarily withheld.

14. Syndication: The Lenders' rights and obligations under this Agreement may be assigned by way of syndication or otherwise, providing that the Lenders shall not be released from its obligations to the Borrower hereunder, save and except that any Lender may, following an Event of Default, assign all its rights and obligations to any person. In connection with any such assignment by the Lenders, the Borrower and the Guarantor agree to execute estoppel certificates or other acknowledgments as required by the Lenders, and agree that the Lenders may make available to the assignee such documentation and information relating to the Borrower and the Guarantor and the Loan as may be reasonably required in connection therewith.

15. No Waiver of Breach: No failure of the Lenders to pursue any remedy resulting from a breach of this Agreement or any document or agreement delivered pursuant hereto by the Borrower or the Guarantor shall be construed as a waiver of that breach by the Lenders or as a waiver of any subsequent or other breach, and no exercise of any right hereunder shall preclude the exercise of any such right on any subsequent occasion.

16. Further Assurances: The Borrower and the Guarantor shall execute and deliver to the Lenders such additional documents and shall provide such additional information as the Lenders may reasonably require to carry out the terms of this Agreement.

17. Governing Law: The parties agree that this Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

18. Amendment and Waiver: No provision of this Agreement or the Security or any of the documents collateral hereto or thereto may be changed, modified or amended other than by an agreement in writing signed by each of the parties hereto or thereto.

19. No Joint Venture: This Agreement does not and shall not be construed to create any joint venture or partnership or agency whatsoever.

20. Interest: Notwithstanding any term or condition of this Agreement, in the event that interest payable in respect of the Loan exceeds the maximum amount of interest payable by law, then the amount of the interest payable in respect of the Loan shall be automatically reduced to be the maximum amount of interest permitted by law and the Lenders' right to receive payments shall be so automatically reduced.

21. Severability: Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

22. No Obligation to Advance: Neither the execution nor delivery of this Agreement, in and of itself, shall obligate the Lenders to make any advance to the Borrower hereunder.

23. Survival and Non-Merger: All representations, warranties, covenants and agreements made in this Agreement or otherwise in writing in connection with this Agreement by the Borrower and the Guarantor, as the case may be, shall remain binding on each of the Borrower and the Guarantor notwithstanding the advance of the Loan. The covenant of the Borrower to pay interest at the rate provided herein shall not merge in any judgment in respect of any obligation of the Borrower under this Agreement, and any judgment shall bear interest at the same rate.

24. Conflict: In the event of a conflict between the provisions of this Agreement and the provisions of the Security the provisions of this Agreement shall prevail.

25. Currency: All amounts set forth in this Agreement are in Canadian dollars unless otherwise indicated.

26. Time of Essence: Time shall be of the essence of this Agreement.

27. Notices: Any notice or other communication which may be or is required to be given or made pursuant to this Agreement shall, unless otherwise expressly provided herein, be in writing, and shall be personally delivered or sent by telecopy to either party at its address set forth below:

     (a)  if to the Borrower and the Guarantor at:

          1 Laser Street
          Ottawa, Ontario  K2E 7V1

          Attention:  Chief Financial Officer
          Fax No.:  613-226-4744

     (b)  if to the Lenders, at:

          Argosy Bridge Fund L.P.I.
          141 Adelaide Street West, Suite 760, Toronto, Ontario  M5H 3L5

           Attention:  Mr. Michael Boyd
           Fax No:  (416) 367-3895

           - and -

           Sherfam Inc.
           150 Signet Drive
           Weston, Ontario  M9L 1T9

           Attention:  Mr. Meyer F. Florence
           Fax No:  (416) 401-3812

Either party may change its address for service by delivering a notice in accordance with the foregoing provisions to the other party hereto. All such notices, requests, demands or other communications shall be effective when delivered or sent by facsimile, receipt confirmed.

28. Confidentiality: The Lenders, the Borrower and the Guarantor shall keep confidential the existence and contents of this Agreement and all documentation executed and delivered in connection therewith and the Lenders shall keep confidential all information, documents and materials provided to it in connection with the business and operations of the Borrower and the Guarantor except as required under applicable securities law, except for information required to be given to their professional advisors in connection with this transaction, except as the Lenders may be legally compelled to disclose and except for information which has become generally available to the public. Provided always that the Lenders may disclose, to proposed syndicate participants and assigns contemplated by Section 14 hereof, this Agreement, the documents delivered in connection therewith and information regarding the Borrower and the Guarantor provided to the Lenders as the Lenders may determine to be necessary for its purposes outlined in Section 13 hereof provided that the recipients thereof execute an acknowledgement to the Borrower and the Guarantor to be bound by the terms of this Section 28 with respect to all such materials.

29. Indemnity: The Borrower and the Guarantor agree to indemnify and hold the Lenders and their respective officers, directors, employees, counsel, agents and attorneys in fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that neither the Borrower nor the Guarantor shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or wilful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other obligations hereunder.

30. Interpretation: This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The section and other headings set forth in this Agreement are inserted for convenience and reference only and shall in no way define or limit the intent or interpretation of any of the provisions hereof. This Agreement shall be read and construed with all the changes of gender and number of the party or parties referred to in each case as required by the context. The terms and conditions set forth on any Schedules referred to or attached to this Agreement are deemed to be included in this Agreement and form a part hereof.

31. Successors and Assigns: All covenants, agreements, representations and warranties made herein or in any certificate delivered in connection herewith shall bind and enure to the benefit of the successors and permitted assigns of the Borrower and the Guarantor and the successors and assigns of the Lenders.

32. Counterparts: This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Loan Agreement as of the day and year first above written.

                                          WORLD HEART CORPORATION

                                          Per: /s/Ian Malone
                                              ---------------------------------
                                              Name:   Ian W. Malone
                                              Title:  VP Finance and CFO


                                          ARGOSY BRIDGE FUND L.P.I. BY ITS
                                          GENERAL PARTNER ARGOSY BRIDGE
                                          MANAGEMENT INC.

                                          Per: /s/Michael Boyd
                                              ---------------------------------
                                              Name:   Michael Boyd
                                              Title:  President and CEO


                                          SHERFAM INC.

                                          Per: /s/Meyer Florence
                                              ---------------------------------
                                              Name:   Meyer F. Florence
                                              Title:  President


                                          WORLD HEART INC.

                                          Per: /s/Ian Malone
                                              ---------------------------------
                                              Name:   Ian W. Malone
                                              Title:  Vice President